UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of report; date of earliest event reported): January 13, 2006
Commission file number: 1-3754
GENERAL MOTORS ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
General Motors Acceptance Corporation (GMAC) is furnishing the Analyst Presentation dated January 13, 2006, made by Eric Feldstein, Chairman, GMAC, as Exhibit 99.1 to this report, which is incorporated by reference herein.
GMAC will be participating in an Automotive Securities Analyst Event hosted by Lehman Brothers on January 13, 2006, in Dearborn, Michigan. The event begins at 8:00 a.m. ET, and ends at 10:15 a.m. ET. The presentations for the speakers will be available at http://investor.gm.com at 7:45 a.m. on Friday, January 13, 2006 in Calendar/Events in the Recent Events section.
Additionally, you may access the presentations via a live conference call (Listen Only). To access the conference call, please dial 1-800-708-6701 (1-212-346-6500 for international access) 10 minutes prior to the start time and ask to be connected to the General Motors (GM) conference call. A taped replay of the call will be made available from 11:30 a.m. ET January 13, 2006 until 11:30 a.m. ET, January 17, 2006. Please dial 1-800-633-8284 (402-977-9140 for international access) and enter reservation number 21275621 to access the taped replay.
GM will also webcast the conference call live under Calendar/Events in the Recent Events section at http://investor.gm.com. A replay of the webcast will also be made available.
The information provided in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Analyst Presentation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS ACCEPTANCE CORPORATION (Registrant)
Dated: January 13, 2006	By:	/s/ Sanjiv Khattri
Sanjiv Khattri
Executive Vice President, Chief Financial Officer and Director

Dated: January 13, 2006	By:	/s/ Linda K. Zukauckas
Linda K. Zukauckas
Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Analyst Presentation